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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                           YOUNG INNOVATIONS, INC.
                          (EXACT NAME OF REGISTRANT
                         AS SPECIFIED IN ITS CHARTER)


                                   Missouri
                   (STATE OF INCORPORATION OR ORGANIZATION)


                                  43-1718931
                     (IRS EMPLOYER IDENTIFICATION NUMBER)

                            13705 Shoreline Court
                          Earth City, Missouri 63045
                            (ADDRESS OF PRINCIPAL
                              EXECUTIVE OFFICES)


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act Registration Statement file number to which this form relates: 333-34971 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:



     Title of each class to be           Name of each exchange on which each
          so registered                       class is to be registered
          -------------                       -------------------------

              None                                  Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
                               (TITLE OF CLASS)
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Item 1.         Description of Registrant's Securities to be Registered

        For a full description of the Common Stock, par value $.01 per share issued by Young Innovations, Inc., a Missouri corporation (the "Company") being registered hereby, reference is made to the information contained under the caption "Description of Common Stock" in the Prospectus that forms part of the Registration Statement (Registration No. 333-34971) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") on September 4, 1997 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Common Stock will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.         Exhibits

                None.




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                                  SIGNATURES


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date:  October 15, 1997


YOUNG INNOVATIONS, INC.

By:  /s/ Michael W. Eggleston
     Vice President, Treasurer and
     Chief Financial Officer





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